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                                                                    EXHIBIT 23.1

[KPMG LOGO & LETTERHEAD]


The Board of Directors
eMerge Interactive, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG LLP
                                             --------------------

Orlando, Florida
October 11, 2001